Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ShopEye, Inc., a Florida corporation (the “Company”) on Form 10-K for the year ended May 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Ethelinda Corpuz, Chief Executive Officer and principal financial and accounting officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge,:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ethelinda Corpuz

Ethelinda Corpuz

Chief Executive Officer, principal financial and accounting officer

August 19, 2013

A signed original of this written statement required by Section 906 has been provided to ShopEye, Inc., and will be retained by ShopEye, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.